Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-211705 and No. 333-208010) and Form S-8 (No. 333-211846, No. 333-205424 and No. 333-190415) of Trovagene, Inc. of our reports dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of Trovagene, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 15, 2017